UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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LiveDeal, Inc.
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LIVEDEAL, INC.
2490 East Sunset Road, Suite 100
Las Vegas, Nevada 89120
(702) 939-0230

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON FEBRUARY 23, 2012

January 27, 2012
Las Vegas, Nevada

To Our Stockholders:

The 2012 Annual Meeting of Stockholders of LiveDeal, Inc. (“LiveDeal”) will be held at our corporate offices, which are located at 2490 East Sunset Road, Suite 100, Las Vegas, Nevada 89120, on Thursday, February 23, 2012, beginning at 8:00 a.m. local time.  The Annual Meeting is being held to:

1.	elect seven directors to our Board of Directors;

2.	approve an amendment to our Amended and Restated 2003 Stock Plan to increase the number of shares available for issuance under the plan from 140,000 shares to 340,000 shares;

3.	ratify the appointment of Kabani & Company, Inc. as LiveDeal’s independent registered public accounting firm for the fiscal year ending September 30, 2012; and

4.	transact such other business that may properly come before the meeting and any adjournments thereof.

Only stockholders of record at the close of business on February 8, 2012 are entitled to receive notice of and to vote at the meeting or any adjournment thereof.  Your vote is important.  Note that we have enclosed with this notice (i) our Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended September 30, 2011 and (ii) a Proxy Statement.

Your proxy is being solicited by LiveDeal’s Board of Directors.  All stockholders are cordially invited to attend our Annual Meeting and vote in person.  In order to assure your representation at the Annual Meeting, however, we urge you to complete, sign and date the enclosed proxy as promptly as possible and return it to us either (i) via facsimile to the attention of Chief Financial Officer at (702) 939-0246, or (ii) in the enclosed postage-paid envelope.  If you attend the Annual Meeting in person, you may vote in person even if you previously have returned a proxy.  Please vote – your vote is important.

By Order of the Board of Directors,

Jon Isaac

President and Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON FEBRUARY 23, 2012

The Proxy Statement and our Annual Report to Stockholders are available at http://www.cfpproxy.com/6895.

TABLE OF CONTENTS

About The Meeting	1
Proposal No. 1 – Election of Directors	4
Board Information and Director Nomination Process	8
Proposal No. 2 – Amendment to Amended and Restated 2003 Stock Plan	13
Proposal No. 3 – Ratification of Our Independent Registered Public Accounting Firm	17
Executive Officers	19
Compensation Discussion and Analysis	19
Summary Compensation Table	22
Employment Agreements	22
Outstanding Equity Awards at Fiscal Year End	23
Director Compensation	24
Equity Compensation Plan Information	25
Compensation Committee Report	26
Audit Committee Report	26
Security Ownership of Certain Beneficial Owners and Management	28
Section 16(a) Beneficial Ownership Reporting Compliance	29
Related Party Transactions	30
Stockholder Nominations and Other Proposals	30
Other Matters	30
Electronic Delivery of Future Annual Meeting Materials	30
Where You Can Find More Information	31

LIVEDEAL, INC.
2490 East Sunset Road, Suite 100
Las Vegas, Nevada 89120
(702) 939-0230

PROXY STATEMENT FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON FEBRUARY 23, 2012

This Proxy Statement relates to the 2012 Annual Meeting of Stockholders (the “Annual Meeting”) of LiveDeal, Inc. (“LiveDeal” or the “Company”). The Annual Meeting will be held on Thursday, February 23, 2012 at 8:00 a.m. local time, at our corporate offices, which are located at 2490 East Sunset Road, Suite 100, Las Vegas, Nevada 89120, or at such other time and place to which the Annual Meeting may be adjourned or postponed. The enclosed proxy is solicited by our Board of Directors (the “Board”). The proxy materials relating to the Annual Meeting are first being mailed to stockholders entitled to vote at the meeting on or about February 10, 2012.

ABOUT THE MEETING

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will act upon the matters outlined in the accompanying Notice of Annual Meeting and this Proxy Statement, including (i) the election of seven directors to our Board; (ii) an amendment to the Company’s Amended and Restated 2003 Stock Plan (the “2003 Stock Plan”) to increase the number of shares available for issuance under the 2003 Stock Plan from 140,000 shares to 340,000 shares; and (iii) the ratification of the appointment of Kabani & Company, Inc. as our independent registered public accounting firm for the fiscal year ending September 30, 2012.  In addition, management will report on our most recent financial and operating results and respond to questions from stockholders.

Who is entitled to attend and vote at the Annual Meeting?

Only stockholders of record at the close of business on the record date, February 8, 2012, or their duly appointed proxies, are entitled to receive notice of the Annual Meeting, attend the Annual Meeting and vote the shares that they held on that date at the Annual Meeting or any postponement or adjournment of the Annual Meeting.  At the close of business on January 18, 2012, there were issued, outstanding and entitled to vote 2,342,901 shares of our common stock, par value $0.001 per share, each of which is entitled to one vote.

How do I vote?

You may vote on matters to come before the meeting in two ways: (i) you can attend the Annual Meeting and cast your vote in person; or (ii) you can vote by completing, signing and dating the enclosed proxy card and returning it to us via mail or facsimile. If you return the proxy card, you will authorize the individuals named on the proxy card, referred to as the proxy holders, to vote your shares according to your instructions. If you return the proxy card and provide no instructions, you will authorize the proxy holders to vote your shares according to the recommendations of our Board. If your shares are held by your broker in “street name,” you will receive a voting instruction form from your broker or the broker’s agent asking you how your shares should be voted.

What if I vote and then change my mind?

You may revoke your proxy at any time before it is exercised by either (i) filing with our Corporate Secretary a notice of revocation; (ii) sending in another duly executed proxy bearing a later date; or (iii) attending the meeting and casting your vote in person.  Your last vote will be the vote that is counted.

How can I get more information about attending the Annual Meeting and voting in person?

The Annual Meeting will be held on Thursday, February 23, 2012 at 8:00 a.m. local time, at our corporate offices, which are located at 2490 East Sunset Road, Suite 100, Las Vegas, Nevada 89120, or at such other time and place to which the Annual Meeting may be adjourned or postponed.  For additional details about the Annual Meeting, including directions to the site of the Annual Meeting and information about how you may vote in person if you so desire, please call or email Larry Tomsic, Chief Financial Officer, at (702) 939-0240 or at ltomsic@livedeal.com.

What are the Board’s recommendations?

Unless you give other instructions on your proxy card, the persons named on the proxy card will vote in accordance with the recommendations of our Board, which are described in this Proxy Statement.  In summary, our Board recommends a vote FOR election of the nominated slate of directors; FOR the proposed amendment of our 2003 Stock Plan; and FOR the ratification of Kabani & Company, Inc. as our independent registered public accounting firm for the fiscal year ending September 30, 2012.

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by our Board or, if no recommendation is given, in their own discretion.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the issued and outstanding shares on the record date will constitute a quorum, permitting us to conduct our business at the Annual Meeting.  Proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining whether a quorum is present.

What vote is required to approve each item?

Election of Directors.  Election of a director requires the affirmative vote of the holders of a plurality of the shares for which votes are cast at a meeting at which a quorum is present.  The seven persons receiving the greatest number of votes will be elected as directors.  Since only affirmative votes count for this purpose, a properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.  Stockholders may not cumulate votes in the election of directors.

Pursuant to rules approved by the Securities and Exchange Commission (the “SEC”) brokers are not entitled to use their discretion to vote uninstructed proxies in, among other things, uncontested director elections.  In other words, if your shares are held by your broker in “street name” and you do not provide your broker with instructions about how your shares should be voted in connection with this proposal, your shares will not be voted and a “broker non-vote” will result.  Therefore, if you desire that your shares be voted in connection with the election of our Board, it is imperative that you provide your broker with voting instructions.  If your shares are held by your broker in “street name,” you will receive a voting instruction form from your broker or the broker’s agent asking you how your shares should be voted.  Please complete the form and return it in the envelope provided by the broker or agent.

Amendment to our 2003 Stock Plan.  The approval of the proposed amendment to our 2003 Stock Plan will require the affirmative vote of a majority of the shares for which votes are cast at a meeting at which a quorum is present.  A properly executed proxy marked “ABSTAIN” with respect to the proposal will not be voted or treated as a vote cast, although it will be counted for purposes of determining whether a quorum is present.  Accordingly, an abstention will not affect the outcome of this proposal.  Brokers are not entitled to use their discretion to vote uninstructed proxies with respect to the proposal and are not deemed a vote cast.

Ratification of Auditors.  The ratification of the appointment of Kabani & Company, Inc. as our independent registered public accounting firm will require the affirmative vote of the holders of a majority of the shares for which votes are cast at a meeting at which a quorum is present.  A properly executed proxy marked “ABSTAIN” with respect to such matter will not be voted or treated as a vote cast, although it will be counted for purposes of determining whether a quorum is present.  Accordingly, an abstention will not affect the outcome of this proposal.  Brokers are entitled to use their discretion to vote uninstructed proxies with respect to ratification of our independent auditors.

Can I dissent or exercise rights of appraisal?

Under Nevada law, holders of our common stock are not entitled to dissenters’ rights in connection with any of the proposals to be presented at the Annual Meeting or to demand appraisal of their shares as a result of the approval of any of the proposals.

Who pays for this proxy solicitation?

The Company will bear the entire cost of this proxy solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy card and any additional solicitation materials furnished to the stockholders.  Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation material to such beneficial owners.

Where can I access this Proxy Statement and the related materials online?

The Proxy Statement and our Annual Report to Stockholders are available at http://www.cfpproxy.com/6895.

Note About Effects of 20:19 Forward Stock Split Completed on August 10, 2011.

Effective on August 10, 2011, the Company implemented a 20:19 forward stock split with respect to issued and outstanding shares of its common stock. The forward stock split was implemented in the form of a stock dividend, with one share of the Company’s common stock issued in respect of every 19 shares of common stock issued and outstanding as of July 29, 2011, the record date for the forward stock split, with any fractional shares resulting from the exchange being rounded up to the nearest whole share. All share amounts contained in this Proxy Statement have been adjusted to reflect the effects of the 20:19 forward stock split.

Completion of $2.0 Million Investment Transaction

On December 12, 2011, the Company entered into, a Securities Purchase Agreement (the “Purchase Agreement”) with each of Isaac Capital Group LLC (“ICG”), John Kocmur (“Kocmur”), Kingston Diversified Holdings LLC (“Kingston”), Augustus Gardini, L.P. (“Augustus”) and Lausanne LLC (“Lausanne” and, collectively with ICG, Kocmur, Kingston and Augustus, the “Purchasers” and each a “Purchaser”) providing for the Company’s issuance and sale of an aggregate of 1,612,889 shares of the Company’s common stock for an aggregate cash purchase price equal to $2,000,000. Each of ICG, Kocmur and Kingston (the “Lead Purchasers”) invested $500,000 in the Company and were issued 403,225 shares of Common Stock, and each of Augustus and Lausanne invested $250,000 in the Company and were issued 201,612 shares of Common Stock. Pursuant to the Purchase Agreement, among other things, each Lead Purchaser was given the right, until the date such Lead Purchaser beneficially owns less than five percent (5%) of the issued and outstanding common stock of the Company, to (i) designate one director prior to the closing to serve on the Board on and after the closing, (ii) nominate one director for election by the Company’s stockholders at each meeting of the stockholders at which directors are to be elected, and (iii) designate a replacement director to fill any vacancy if the director previously designated or nominated by such Lead Purchaser ceases for any reason to be a director. Jon Isaac, Tony Isaac and John Kocmur were appointed to the Board in connection with the closing of the Purchase Agreement.

ELECTION OF DIRECTORS
(Proposal No. 1)

General

LiveDeal’s Amended and Restated Bylaws provide that our Board shall consist of not less than three nor more than nine directors (with the precise number of directors to be established by resolution of the Board), each of whom is elected annually. Currently, there are eight members of our Board. Our Board has determined that seven directors will be elected at the 2012 Annual Meeting, and has nominated each of the eight incumbent directors for re-election except for Kevin A. Hall. Each director is to be elected to hold office until the next annual meeting of stockholders or until his or her successor is elected and qualified. If a director resigns or otherwise is unable to complete his or her term of office, the Board may elect another director for the remainder of the departing director’s term.

The Board has no reason to believe that the nominees will not serve if elected, but if they should become unavailable to serve as a director, and if the Board designates a substitute nominee, the persons named as proxies will vote for the substitute nominee designated by our Board.

Vote Required

If a quorum is present and voting, the seven nominees receiving the highest number of votes will be elected to our Board.

Nominees for Director

The Board’s nominees are listed below.  The Board recommends that you vote FOR each of Messrs. Butler, Clarke, Gao, J. Isaac, T. Isaac, Kocmur and LeClaire.

Richard D. Butler, Jr., 62 Audit Committee Member Corporate Governance and Nominating Committee Chairman
Mr. Butler is Chairman of the Corporate Governance and Nominating Committee and has served as a director and member of the Audit Committee of our Company since August 2006 (including YP.com from 2006-2007).  He is a veteran savings and loan and mortgage banking executive, co-founder and major shareholder of Aspen Healthcare, Inc. and Ref-Razzer Corporation, former Chief Executive Officer of Mt. Whitney Savings Bank, Chief Executive Officer of First Federal Mortgage Bank, Chief Executive Officer of Trafalgar Mortgage, and Executive Officer & Member of the President’s Advisory Committee at State Savings & Loan Association (peak assets $14 billion) and American Savings & Loan Association (NYSE: FCA; peak assets $34 billion). Mr. Butler attended Bowling Green University in Ohio, San Joaquin Delta College in California and Southern Oregon State College.

Specific Qualifications:

	•	Relevant educational background and business experience.
	•	Extensive experience as Chief Executive Officer for several companies in the banking and finance industries.
	•	Experience as a public company director.
	•	Experience in workouts and restructurings, mergers, acquisitions, business development, and sales and marketing.
	•	Background and experience in finance required for service on Audit Committee.

Thomas J. Clarke, Jr., 54 Compensation Committee Chairman Corporate Governance and Nominating Committee Member
Mr. Clarke is Chairman of the Compensation Committee and has served as a director of our Company since November 2007.  Mr. Clarke is currently a director of Reis, Inc. (NASDAQ: REIS), a leading provider of commercial real estate performance information and analysis, and Chief Executive Officer of Weiss Group, LLC, a leading provider of independent research.  Mr. Clarke was Chief Executive Officer of TheStreet.com (NASDAQ: TSCM) from October 1999 until March 2009.  Prior to joining that company, Mr. Clarke was Chief Executive Officer of Thomson Financial Investor Relations.  At that company, Mr. Clarke oversaw the sale of what was then Technimetrics Inc. from Knight-Ridder to Thomson Corporation in 1998.  Mr. Clarke has also held management positions at companies such as McAuto Systems Corp. and Media Records.  Mr Clarke has over 30 years of experience in the financial information sector and is an active investor of early stage companies in that sector.  Mr. Clarke holds an MBA from Hofstra University and a Bachelor’s Degree in Marketing from St. John’s University.

Specific Qualifications:

	•	Relevant educational background and business experience.
	•	Experience in venture capital, mergers, acquisitions and other strategic transactions.
	•	Experience as public company director and executive officer (including as Chief Executive Officer).

Dennis Gao, 31 Audit Committee Member	Mr. Gao has served as a director of our Company since January 2012 and has served as a member of the Audit Committee of our Company since January 2012. In July 2010, Mr. Gao co-found and became the CFO at Oxstones Capital Management, a privately held company and a social and philanthropic enterprise, serving as an idea exchange for the global community. Prior to establishing Oxstones Capital Management, from June 2008 until July 2010, Mr. Gao was a product owner at Procter and Gamble for its consolidation system and was responsible for the Procter and Gamble’s financial report consolidation process. From May 2007 to May 2008, Mr. Gao was a financial analyst at the Internal Revenue Service's CFO division. Mr. Gao has a dual major Bachelor of Science degree in Computer Science and Economics from University of Maryland, and an M.B.A. specializing in finance and accounting from Georgetown University’s McDonough School of Business.

Specific Qualifications:

	•	Relevant educational background and business experience.
	•	Background and experience in finance required for service on Audit Committee.

Jon Isaac, 29
Mr. Jon Isaac has served as a director of our Company since December 2011 and became our President and Chief Executive Officer in January 2012.  He is the founder of Isaac Organization, a privately held investment company. At Isaac Organization, Mr. Isaac has closed a variety of multi-faceted real estate deals and has experience in aiding public companies to implement turnarounds and in raising capital. Mr. Isaac studied Economics and Finance at the University of Ottawa, Canada.

Specific Qualifications:

	•	Relevant educational background and business experience.
	•	Experience in aiding public companies to implement turnarounds and in raising capital.

Tony Isaac, 57
Mr. Tony Isaac has served as a director of our Company since December 2011.   He is the Chairman and Co-Founder of Isaac Organization, a privately held investment company.  Mr. Isaac has invested in various companies, both private and public from 1980 to present. Mr. Isaac's specialty is negotiation and problem-solving of complex real estate and business transactions. Mr. Isaac graduated from Ottawa University in 1981, where he majored in Commerce and Business Administration.

Specific Qualifications:

	•	Relevant educational background and business experience.
	•	Experience in negotiation and problem-solving of complex real estate and business transactions

John Kocmur, 67
Mr. Kocmur has served as a director of our Company since December 2011.  Since 1986 until the present, Mr. Kocmur has served as president and co-owner of Janez Properties, Inc., a private real estate company, specializing in developing, acquiring and managing office, industrial, commercial, mixed use and residential properties throughout Southern California. Mr. Kocmus has experience in development, acquisitions/dispositions, asset and property management, leasing and reporting to the owners/investors.

Specific Qualifications:

	•	Relevant educational background and business experience.
	•	Extensive experience as president of a private real estate company

Greg A. LeClaire, 42 Audit Committee Chairman Compensation Committee Member
Mr. LeClaire has served as a director of our Company since May 2008.  He currently serves as Chief Financial Officer of ePercipio LLC, an online training company.  He is also a member of the board of directors of IA Global, Inc. (OTC: IAGI).  From June 2009 to January 2010, he served as a financial, operational and strategic development consultant in the technology sector.  He was Chief Financial Officer and Corporate Secretary of ClearOne Communications, Inc. (NASDAQ: CLRO), a manufacturer and marketer of audio conferencing and related products, from September 2006 until May 2009.  From April 2006 until August 2006, Mr. LeClaire served as Vice President – Finance and Administration for LiveDeal, Inc., the Internet classifieds company that the Company acquired in 2007.  Prior to that, Mr. LeClaire was Vice President and Chief Financial Officer of Utah Medical Products, Inc. (NASDAQ: UTMD), a multi-national medical device corporation, from January 2001 until April 2006.  Mr. LeClaire has significant experience in the areas of finance and accounting, SEC reporting, Sarbanes-Oxley compliance, budgeting and financial management.  He holds a M.S. degree in management from Stanford University’s Graduate School of Business and a Bachelor of Science degree in accounting from the University of Utah.

Specific Qualifications:
	•	Relevant educational background and business experience, including in the technology sector.
	•	Experience as public company director and executive officer (including as principal financial officer).
•
Experience having ultimate responsibility for the preparation and presentation of financial statements (“financial literacy” required by applicable NASDAQ rules for service as Audit Committee chairman).

	•	“Audit Committee Financial Expert” for purposes of SEC rules and regulations (required for service as Audit Committee chairman).

Our Board recommends a vote FOR the election of each of the director nominees.

BOARD INFORMATION AND DIRECTOR NOMINATION PROCESS

How often did the Board meet during fiscal 2011?

Our Board met 15 times during fiscal 2011, either telephonically or in person, and acted one time by written consent.  None of our directors attended fewer than 75% of the meetings of the Board held during the director’s service or of any committee on which the director served during fiscal 2011.

Director Independence

Our Board has affirmatively determined that Messrs. Clarke, Gao, Leclaire, Butler and Kocmur are “independent” as such term is defined under NASDAQ Listing Rule 5605(a)(2) and the related rules of the SEC.  The Company’s independent directors conduct executive sessions at regularly scheduled meetings as required by NASDAQ Listing Rule 5605(b)(2).

How can our stockholders communicate with the Board?

Stockholders and other parties interested in communicating with the Board may do so by writing to Board of Directors, LiveDeal, Inc., 2490 East Sunset Road, Suite 100, Las Vegas, Nevada 89120.

Board Leadership Structure

In the past the Company has had a director of the Company serve as its Lead Director .  However, due to changes in the composition of the Board in January 2012, a new independent Lead Director will be selected in connection with the 2012 Annual Meeting.  Our Lead Director provides general leadership to the Board at and between meetings, including during executive sessions of the Board in which management does not participate.  Although the Board assesses the appropriate leadership structure from time to time in light of internal and external events or developments and reserves the right to make changes in the future, it believes that the current structure, as described in this Proxy Statement, is appropriate at this time given the size and experience of the Board, as well as the background and experience of management.

Board’s Role in Oversight of Risk

Our management is responsible for managing risk and bringing the most material risks facing the Company to the Board’s attention.  Our Board has oversight responsibility for the processes established to report and monitor material risks applicable to the Company.  The Board also oversees the appropriate allocation of responsibility for risk oversight among the committees of the Board.  The Audit Committee plays a central role in overseeing the integrity of the Company’s financial statements and reviewing and approving the performance of the Company’s internal audit function and independent accountants.  The Corporate Governance and Nominating Committee considers risks related to succession planning and considers risk related to the attraction and retention of talent and risks related to the design of compensation programs and arrangements.  The Compensation Committee monitors the design and administration of the Company’s compensation programs to ensure that they incentivize strong individual and group performance and include appropriate safeguards to avoid unintended or excessive risk taking by Company employees.  The Board does not believe that its process for risk oversight should affect its leadership structure (i.e. whether it may combine the Chairman and CEO roles in the future) because Board committees (comprised entirely of independent directors) play the central role in risk oversight.

What committees has the Board established?

Our Board has an Audit Committee, a Compensation Committee, and a Corporate Governance and Nominating Committee, each of which is a standing committee of the Board.

Audit Committee.  The purpose of the Audit Committee is to assist our Board in overseeing (i) the integrity of our Company’s accounting and financial reporting processes, the audits of our financial statements, as well as our systems of internal controls regarding finance, accounting, and legal compliance; (ii) our Company’s compliance with legal and regulatory requirements; (iii) the qualifications, independence and performance of our independent public accountants; (iv) our Company’s financial risk; and (v) our Company’s internal audit function.  In carrying out this purpose, the Audit Committee maintains and facilitates free and open communication between the Board, the independent public accountants, and our management.  Messrs. LeClaire (Chairman), Gao and Butler currently serve on the Audit Committee.  Each member of the committee satisfies the independence standards specified in Rule 5605(a)(2) of the NASDAQ Listing Rules and the related rules of the SEC and has been determined by the Board to be “financially literate” with accounting or related financial management experience.  The Board has also determined that Mr. LeClaire is an “audit committee financial expert” as defined under SEC rules and regulations, and qualifies as a financially sophisticated audit committee member as required under Rule 5605(c)(2)(A) of the NASDAQ Listing Rules.  Our Board has adopted a charter for the Audit Committee, a copy of which is posted on our website at www.livedeal.com.  The Audit Committee met five times during fiscal 2011.

Compensation Committee.  The purpose of the Compensation Committee is to (i) discharge the Board’s responsibilities relating to compensation of the Company’s directors and executives, (ii) produce an annual report on executive compensation for inclusion in the Company’s proxy statement, as necessary, and (iii) oversee and advise the Board on the adoption of policies that govern the Company’s compensation programs, including stock and benefit plans.  Messrs. Clarke (Chairman) and LeClaire currently serve on the Compensation Committee.  Each member of the committee satisfies the independence standards specified in Rule 5605(a)(2) of the NASDAQ Listing Rules and the related rules of the SEC.  In addition, each of the current members of the Compensation Committee is a “non-employee director” under Section 16 of the Exchange Act and an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).  Our Board has adopted a charter for the Compensation Committee, a copy of which is posted on our website at www.livedeal.com.  The Compensation Committee met twice during fiscal 2011.

Compensation Committee Interlocks and Insider Participation.  There were no interlocking relationships between our Company and other entities that might affect the determination of the compensation of our executive officers.

Corporate Governance and Nominating Committee.  The purpose of the Corporate Governance and Nominating Committee is to (i) identify individuals who are qualified to become members of our Board, consistent with criteria approved by the Board, and to select, or to recommend that the Board select, the director nominees for the next annual meeting of stockholders or to fill vacancies on the board; (ii) develop and recommend to the Board a set of corporate governance principles applicable to our Company; and (iii) oversee the evaluation of the Board and our Company’s management.  Messrs. Butler (Chairman) and Clarke currently serve on the Corporate Governance and Nominating Committee.  Each member of the committee satisfies the independence standards specified in Rule 5605(a)(2) of the NASDAQ Listing Rules and the related rules of the SEC.  Our Board has adopted a charter for the Corporate Governance and Nominating Committee, a copy of which is posted on our website at www.livedeal.com.  The Corporate Governance and Nominating Committee did not meet during fiscal 2011.

What are the procedures of the Corporate Governance and Nominating Committee in making nominations?

The Corporate Governance and Nominating Committee establishes and periodically reviews the criteria and qualifications for board membership and the selection of candidates to serve as directors of our Company.  In determining whether to nominate a candidate for director, the Corporate Governance and Nominating Committee considers the following criteria, among others:

•	the candidate’s integrity and ethical character;

•	whether the candidate is “independent” under applicable SEC, NASDAQ and other rules;

•
whether the candidate has any conflicts of interest that would materially impair his or her ability to exercise independent judgment as a member of our Board or otherwise discharge the fiduciary duties owed by a director to LiveDeal and our stockholders;

•	the candidate’s ability to represent all of our stockholders without favoring any particular stockholder group or other constituency of LiveDeal;

•
the candidate’s experience (including business experience relevant to LiveDeal and/or its industry), leadership qualities and commitment to devoting the amount of time required to be an active member of our Board and its committees; and

•
the committee’s desire to nominate directors from diverse business and personal backgrounds (although the Company does not have a specific policy regarding the consideration of diversity in identifying director nominees).

The committee has the authority to retain a search firm to identify director candidates and to approve any fees and retention terms of the search firm’s engagement, although the committee has not recently engaged such a firm.

Although the committee has not specified any minimum criteria or qualifications that each director must meet, the committee conducts its nominating process in a manner designed to ensure that the Board continues to meet applicable requirements under SEC and NASDAQ rules (including, without limitation, as they relate to the composition of the Audit Committee).

Our Board is of the view that the continuing service of qualified incumbents promotes stability and continuity in the boardroom, giving our Company the benefit of the familiarity and insight into our Company’s affairs that its directors have accumulated during their tenure, while contributing to the Board’s ability to work as a collective body.  Accordingly, the process of the Corporate Governance and Nominating Committee for identifying nominees reflects the practice of re-nominating incumbent directors who continue to satisfy the committee’s criteria for membership on the Board, who the committee believes will continue to make important contributions to the Board, and who consent to continue their service on the Board.

What are our policies and procedures with respect to director candidates who are nominated by security holders?

The Corporate Governance and Nominating Committee will consider director candidates recommended by our stockholders under criteria similar to those used to evaluate candidates nominated by the committee (including those listed above).  In considering the potential candidacy of persons recommended by stockholders, however, the committee may also consider the size, duration and any special interest of the recommending stockholder (or group of stockholders) in LiveDeal’s common stock.

Stockholders who desire to recommend a nominee for election to our Board must follow the following procedures:

•	Recommendations must be submitted to the Company in writing, addressed to our Chief Financial Officer at the Company’s principal headquarters.

•	Recommendations must include all information reasonably deemed by the recommending stockholder to be relevant to the committee’s consideration, including (at a minimum):

o	the name, address and telephone number of the potential candidate;

o	the number of shares of LiveDeal’s common stock owned by the recommending stockholder (or group of stockholders), and the time period for which such shares have been held;

o
if the recommending stockholder is not a stockholder of record according to the books and records of the Company, a statement from the record holder of the shares (usually a broker or bank) verifying the holdings of the stockholder;

o
a statement from the recommending stockholder as to whether s/he has a good faith intention to continue to hold the reported shares through the date of LiveDeal’s next annual meeting (at which the candidate would be elected to the Board);

o	with respect to the recommended nominee:

▪
the information required by Item 401 of Regulation S-K (generally providing for disclosure of the name, address, any arrangements or understandings regarding the nomination and the five-year business experience of the proposed nominee, as well as information about the types of legal proceedings within the past five years involving the nominee);

▪	the information required by Item 403 of Regulation S-K (generally providing for disclosure regarding the proposed nominee’s ownership of securities of LiveDeal); and

▪
the information required by Item 404 of Regulation S-K (generally providing for disclosure of transactions in which LiveDeal was or is to be a participant involving more than $120,000 and in which the nominee had or will have any direct or indirect material interest and certain other types of business relationships with LiveDeal);

o
a description of all relationships between the proposed nominee and the recommending stockholder and any arrangements or understandings between the recommending stockholder and the nominee regarding the nomination;

o	a description of all relationships between the proposed nominee and any of LiveDeal’s competitors, customers, suppliers, labor unions or other persons with special interests regarding LiveDeal;

o	a description of the contributions that the nominee would be expected to make to the Board and the governance of LiveDeal; and

o
a statement as to whether, in the view of the stockholder, the nominee, if elected, would represent all stockholders and not serve for the purpose of advancing or favoring any particular stockholder or other constituency of LiveDeal.

•
The nominating recommendation must be accompanied by the consent of the proposed nominee to be interviewed by the Corporate Governance and Nominating Committee and other Board members and, if elected, to serve as a director of LiveDeal.

•
A stockholder nomination must be received by LiveDeal, as provided above, not later than 120 calendar days prior to the first anniversary of the date of the proxy statement for the prior annual meeting.

•
If a recommendation is submitted by a group of two or more stockholders, the information regarding the recommending stockholders must be submitted with respect to each stockholder in the group (as the term group is defined under SEC regulations).

Is there any arrangement or understanding between any director and any other person pursuant to which the director was selected as a director of the Company?

Pursuant to the Purchase Agreement, among other things, each Lead Purchaser has the right, until the date such Lead Purchaser beneficially owns less than five percent (5%) of the issued and outstanding common stock of the Company, to (i) designate one director prior to the closing of the Purchase Agreement to serve on the Board on and after the closing, (ii) nominate one director for election by the Company’s stockholders at each meeting of the stockholders at which directors are to be elected, and (iii) designate a replacement director to fill any vacancy if the director previously designated or nominated by such Lead Purchaser ceases for any reason to be a director.  Jon Isaac, Tony Isaac and John Kocmur were appointed to the Board in connection with the closing of the Purchase Agreement.

What is our policy on director attendance at our Annual Meetings?

The Board does not have a formal policy regarding director attendance at the Company’s annual meeting of stockholders, but all directors are encouraged to attend.  All of our directors who were standing for re-election at our 2011 Annual Meeting attended that meeting.  All directors standing for re-election this year anticipate attending our 2012 Annual Meeting.

How are our directors compensated?

In fiscal 2011, the directors received a base fee of $36,000 per year for their service on the Board, which is payable in monthly installments.  Additionally, for fiscal 2011, our lead director and committee chairpersons were paid an additional $10,000, payable monthly.  Upon election to the Board, directors have historically been awarded 1,000 shares of restricted common stock.  For more information about the compensation paid or provided to our directors during fiscal 2011, please refer to the “Director Compensation” section of this Proxy Statement.

Does the Company have a code of ethics?

We have adopted a code of ethics that applies to all directors, officers, and employees of our Company, including the Chief Executive Officer, Chief Financial Officer and Chief Operating Officer.  We have filed our code of ethics as an exhibit to our quarterly report on Form 10-QSB for the period ended March 31, 2004.  In addition, our code of ethics is posted under “Investor Relations” on our Internet website at www.livedeal.com.  We will mail a copy of our code of ethics at no charge upon request submitted to LiveDeal, Inc., Attention: Investor Relations, 2490 East Sunset Road, Suite 100, Las Vegas, Nevada 89120.  If we make any amendment to, or grant any waivers of, a provision of the code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller where such amendment or waiver is required to be disclosed under applicable SEC rules, we intend to disclose such amendment or waiver and the reasons therefor on Form 8-K or on our Internet website at www.livedeal.com.

PROPOSAL TO AMEND OUR
AMENDED AND RESTATED 2003 STOCK PLAN
(Proposal No. 2)

General Information

We are asking our stockholders to approve an amendment to our 2003 Stock Plan, which would increase the number of shares authorized for issuance under the plan from 140,000 shares to 340,000 shares (the “Amendment”).  As of January 18, 2012, 24,279 shares remained available for future grants under the 2003 Stock Plan.  In January 2012, the Board, acting as the Plan Committee, approved the Amendment, subject to stockholder approval at the 2012 Annual Meeting.  The Amendment will not be effective unless and until stockholder approval is obtained.

The Board of Directors believes that the Company’s ability to grant awards (including stock options) under the 2003 Stock Plan, and as amended by the Amendment, will promote the success and enhance the value of the Company by linking the personal interest of participants to those of the Company’s stockholders and by providing participants with an incentive for outstanding performance.  The Board believes that the 2003 Stock Plan helps the Company attract, retain and motivate employees, officers and directors.  The resulting decrease in the number of shares of our common stock that are issued and outstanding will mitigate any dilutive impact on current stockholders that this proposal would otherwise have.  For those reasons, the Board believes that an increase in the number of shares available for issuance in future years, as proposed, is in the best interests of the Company and its stockholders.

The 2003 Stock Plan currently provides for the grant of restricted stock, performance share awards, performance-based awards and incentive and non-qualified stock options to eligible individuals under the 2003 Stock Plan.  A summary of the principal provisions of the 2003 Stock Plan, as the plan is proposed to be amended, is set forth below.  The summary of the provisions set forth in the Amendment is qualified by reference to the full text of the Amendment, which is included as Appendix A to this Proxy Statement.

Administration

The 2003 Stock Plan is administered by a committee of the Board (the “Committee”).  If the Board does not appoint a Committee, the 2003 Stock Plan is administered by the Board and all references in the 2003 Stock Plan to the Committee shall refer to the Board.  The Committee has the exclusive authority to administer the 2003 Stock Plan, including the power to determine eligibility; the types and sizes of awards; the price and timing of awards; and any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an award, and accelerations or waivers thereof.

Eligibility

Persons eligible to participate in the 2003 Stock Plan include all employee and non-employee service providers of the Company or any of our subsidiaries, as determined by the Committee.

Limitation on Awards and Shares Available

An aggregate of 140,000 shares of our common stock would be available for grant under the 2003 Stock Plan, as amended (of which, 115,721 shares have been granted as of January 18, 2012).  Currently, 24,279 shares of our common stock are available for grant under the plan.  The maximum number of shares of common stock payable in the form of performance-based awards to any one participant for a performance period is 100,000 shares, or in the event the performance-based award is paid in cash, the maximum is determined by multiplying 100,000 by the fair market value of one share of stock as of the date of grant of the performance-based award.

Awards

The 2003 Stock Plan provides for the grant of restricted stock, performance shares, performance-based awards and incentive and non-qualified stock options to eligible individuals under the 2003 Stock Plan.  No determination has been made as to the types or amounts of future awards that will be granted to specific individuals under the 2003 Stock Plan.

A restricted stock award is the grant of shares of common stock at a price determined by the Committee (including zero), that is nontransferable and subject to substantial risk of forfeiture until specific conditions are met.  Conditions may be based on continuing employment or achieving performance goals.  During the period of restriction, participants holding shares of restricted stock may have full voting and dividend rights with respect to such shares. The restrictions will lapse in accordance with a schedule or other conditions determined by the Committee.  A grant of performance shares gives the recipient rights that are valued and payable to or exercisable by the recipient as established by the Committee upon the grant or thereafter.

Grants of performance-based awards under the 2003 Stock Plan enable the Committee to treat restricted stock awards and performance share awards granted under the 2003 Stock Plan as “performance-based compensation” under Section 162(m) of the Code and preserve the deductibility of these awards for federal income tax purposes.  Because Section 162(m) of the Code only applies to those employees who are “covered employees,” as defined in Section 162(m) of the Code, only individuals who are, or could be, covered employees are eligible to receive performance-based awards.

Participants are only entitled to receive payment for a performance-based award for any given performance period to the extent that pre-established performance goals set by the Committee for the period are satisfied.  These pre-established performance goals must be based on one or more of the following performance criteria: pre- or after-tax net earnings, sales or revenue, operating earnings, operating cash flow, return on net assets, return on shareholders’ equity, return on assets, return on capital, shareholder returns, gross or net profit margin, earnings per share, price per share, and market share.  These performance criteria may be measured in absolute terms or as compared to any incremental increase or as compared to results of a peer group.  With regard to a particular performance period, the Committee shall have the discretion to select the length of the performance period, the type of performance-based awards to be granted, and the goals that will be used to measure the performance for the period.  In determining the actual size of an individual performance-based award for a performance period, the Committee may reduce or eliminate (but not increase) the award. Generally, a participant will have to be employed on the date the performance-based award is paid to be eligible for a performance-based award for that period.

The Committee is also authorized to grant stock options to participants in the 2003 Stock Plan.  Such stock options are in the form of “incentive stock options” (“ISOs”) (meaning an option that is intended to meet the requirements of Section 422 of the Code) or “non-qualified stock options” (meaning an option that is not intended to be an incentive stock option).  The exercise price per share of our common stock under any option granted is not less than the fair market value of such share of common stock as of the date of grant.  The Committee generally has broad discretion to determine the terms and conditions of grants of stock options, including the exercise period (subject to a limit of 10 years).

Amendment and Termination

The Committee, subject to approval of the Board, may terminate, amend, or modify the 2003 Stock Plan at any time; provided, however, that stockholder approval must be obtained for any amendment to the extent necessary to comply with any applicable law, regulation or stock exchange rule.

Federal Income Tax Consequences

The information set forth above is a summary only and does not purport to be complete.  In addition, the information is based upon current federal income tax rules and therefore is subject to change when those rules change.  Moreover, because the tax consequences to any recipient may depend on his particular situation, each recipient should consult the recipient’s tax adviser regarding the federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award.  The 2003 Stock Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

Non-qualified Stock Options

Generally, there is no taxation upon the grant of a nonqualified stock option.  On exercise, an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock over the exercise price.  If the optionee is our employee or an employee of an affiliate, that income will be subject to withholding tax.  The optionee’s tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and the optionee’s capital gain holding period for those shares will begin on that date.

Subject to the requirement of reasonableness, the provisions of Section 162(m) and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the optionee.

Incentive Stock Options

Under the Code, an optionee generally is not subject to ordinary income tax upon the grant or exercise of an ISO.  In addition, if the optionee holds a share received on exercise of an ISO for at least two years from the date the option was granted and at least one year from the date the option was exercised, which we refer to as the “Required Holding Period,” the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.

If, however, an optionee disposes of a share acquired on exercise of an ISO before the end of the Required Holding Period, which we refer to as a “Disqualifying Disposition,” the optionee generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price.  However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale.  If the amount realized on a Disqualifying Disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that option generally will be an adjustment included in the optionee’s alternative minimum taxable income for the year in which the option is exercised.  If, however, there is a Disqualifying Disposition of the share in the year in which the option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share.  If there is a Disqualifying Disposition in a later year, no income with respect to the Disqualifying Disposition is included in the optionee’s alternative minimum taxable income for that year.  In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.

We are not allowed an income tax deduction with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired on exercise of an incentive stock option after the Required Holding Period.  However, if there is a Disqualifying Disposition of a share, we are allowed a deduction in an amount equal to the ordinary income includible in income by the optionee, provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Stock Awards

Generally, the recipient of a stock award will recognize ordinary compensation income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock.  If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock, as is the case with our grant of shares of restricted stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock.  A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the stock award, to recognize ordinary compensation income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired as stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.  Subject to the requirement of reasonableness, the provisions of Section 162(m) and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Section 162 Limitations

Section 162(m) denies a deduction to any publicly-held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1 million.  It is possible that compensation attributable to stock awards, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year.  For purposes of Section 162(m), the term “covered employee” means our principal executive officer and our three highest compensated officers as of the end of a taxable year as disclosed in our filings with the SEC.  Certain kinds of compensation, including qualified “performance-based” compensation, are disregarded for purposes of the Section 162(m) deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to certain stock awards will qualify as performance-based compensation if the award is granted by a committee of the Board consisting solely of “outside directors” and the stock award is granted (or exercisable) only upon the achievement (as certified in writing by the committee) of an objective performance goal established in writing by the committee while the outcome is substantially uncertain, and the material terms of the plan under which the award is granted is approved by stockholders.  A stock option may be considered “performance-based” compensation as described in previous sentence or by meeting the following requirements: the incentive compensation plan contains a per-employee limitation on the number of shares for which stock options may be granted during a specified period, the material terms of the plan are approved by the stockholders, and the exercise price of the option or right is no less than the fair market value of the stock on the date of grant.

The regulations under Section 162(m) require that the directors who serve as members of the Committee must be “outside directors.”  This limitation would exclude from the Committee directors who are (i) our current employees or those of one of our affiliates, (ii) our former employees or those of one of our affiliates who is receiving compensation for past services (other than benefits under a tax-qualified pension plan), (iii) our current and former officers or those of one of our affiliates, (iv) directors currently receiving direct or indirect remuneration from us or one of our affiliates in any capacity other than as a director, and (v) any other person who is not otherwise considered an “outside director” for purposes of Section 162(m).  The definition of an “outside director” under Section 162(m) is generally narrower than the definition of a “non-employee director” under Rule 16b-3 of the Exchange Act.

New Plan Benefits Table

Benefits granted to our employees and other eligible persons under the 2003 Stock Plan are made on a discretionary basis by the Committee.  Accordingly, it is not possible to determine the benefits that will be received by our executive officers and other plan participants in fiscal 2012.  As of the date of this Proxy Statement, no awards have been granted under the 2003 Stock Plan on the basis of the share increase provided for in the Amendment.

Vote Required for Approval of Amendment

Approval of the Amendment requires the affirmative vote of a majority of the shares for which votes are cast, in person or by valid proxy, at a meeting at which a quorum is present.

Our Board of Directors recommends a vote FOR the proposal to amend our 2003 Stock Plan

RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal No. 3)

Audit Committee Appointment – Kabani & Company, Inc.

Our Audit Committee, pursuant to authority granted to it by our Board, has selected Kabani & Company, Inc., certified public accountants, as independent auditors to examine our annual consolidated financial statements for the fiscal year ending September 30, 2012.  Our Board is submitting this proposal to the vote of the stockholders in order to ratify the Audit Committee’s selection.  If stockholders do not ratify the selection of Kabani & Company, Inc., the Audit Committee will reconsider its selection of our independent registered public accounting firm for fiscal 2012, although the Audit Committee will be under no obligation to change its selection.  Mayer Hoffman McCann P.C was the Company’s independent auditors that examined our annual consolidated financial statements for the fiscal year ending September 30, 2011.

Audit and Other Fees

We have paid or expect to pay the following fees to our independent registered public accounting firm for work performed in fiscal 2011 and 2010 or attributable to the audit of our 2011 and 2010 consolidated financial statements:

	2011	2010

Audit Fees	$95,902	$139,000
Audit-Related Fees	14,181	21,210
Tax Fees	18,000	30,800
All Other Fees	10,700	-
Total	138,783	191,010

Each year, the Audit Committee approves the annual audit engagement in advance.  The Audit Committee also has established procedures to pre-approve all non-audit services provided by the Company’s independent registered public accounting firm.  All 2011 and 2010 non-audit services listed above were pre-approved.

Audit Fees:  This category includes the audit of our annual financial statements and review of financial statements included in our annual and periodic reports that are filed with the SEC.  This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements, and the preparation of an annual “management letter” on internal control and other matters.

Audit-Related Fees:  This category consists of travel expenses for the auditors.

Tax Fees:  This category consists of professional services rendered by Mayer Hoffman McCann P.C. for tax compliance and tax advice.  The services for the fees disclosed under this category include technical tax advice.

All Other Fees:  This category includes services preformed for the preparation of responses to SEC and Nasdaq correspondence.

Attendance of Mayer Hoffman McCann P.C. and Kabani & Company, Inc. at 2012 Annual Meeting

Representatives of Mayer Hoffman McCann P.C. are not expected to be present at the 2012 Annual Meeting. Representatives of Kabani & Company, Inc. are not expected to be present at the 2012 Annual Meeting.

Vote Required to Ratify Appointment of Kabani & Company, Inc.

The affirmative vote of a majority of the shares for which votes are cast, in person or by valid proxy, at the Annual Meeting is required to ratify the selection of Kabani & Company, Inc. as the Company’s independent registered public accounting firm for fiscal 2012.

Our Board recommends a vote FOR ratification of Kabani & Company, Inc.
as our independent registered public accounting firm for fiscal 2012.

EXECUTIVE OFFICERS

Our executive management team consists of the following individuals:

Jon Isaac, 29 President and Chief Executive Officer
Mr. Jon Isaac was appointed President and Chief Executive Officer of LiveDeal in January 2012.  He is the founder of Isaac Organization, a privately held investment company. At Isaac Organization, Mr. Isaac has closed a variety of multi-faceted real estate deals and has experience in aiding public companies to implement turnarounds and in raising capital. Mr. Isaac studied Economics and Finance at the University of Ottawa, Canada.

Lawrence W. Tomsic, 59 Chief Financial Officer
Mr. Tomsic was appointed Chief Financial Officer of LiveDeal on November 19, 2009, and his appointment became effective on January 2, 2010.  Mr. Tomsic recently served as Controller for Alliance Residential Company, an apartment complex with 3,221 units and $90 million in annual sales.  Previously, he was a Controller and Chief Financial Officer for various clients of JKL Consulting (including a planned unit development and a concrete contractor) from 2006-2008 and Chief Financial Officer of John R. Wood, Inc. (a real estate brokerage focusing on luxury residential housing and commercial properties) from 1997-2006.  Mr. Tomsic worked as a financial officer and in other management positions for various companies (including U.S. Home Corporation and Collier Enterprises) from 1983-1997.  He was also a senior auditor for Deloitte & Touche for three years.  Mr. Tomsic holds a B.S. in Accounting from the University of Delaware and an M.B.A. from the University of Denver.  He is a Certified Public Accountant.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The purpose of this Compensation Discussion and Analysis (“CD&A”) is to provide material information about the Company’s compensation philosophy, objectives and other relevant policies and to explain and put into context the material elements of the disclosure that follows in this Proxy Statement with respect to the compensation of our Named Executive Officers.  For fiscal 2011, the Company’s Named Executive Officers were:

Kevin A. Hall, President, Chief Executive Officer and Chief Operating Officer; and
Lawrence W. Tomsic, Chief Financial Officer

The Compensation Committee

The Compensation Committee annually reviews the performance and compensation of the Chief Executive Officer or other principal executive officer (currently, our President and Chief Operating Officer) and the Company’s other executive officers. Additionally, the Compensation Committee reviews compensation of outside directors for service on the Board and for service on committees of the Board, and administers the Company’s stock plans.

Role of Executives in Determining Executive Compensation

The Chief Executive Officer or other principal executive officer provides input to the Compensation Committee regarding the performance of the other Named Executive Officers and offers recommendations regarding their compensation packages in light of such performance.  The Compensation Committee is ultimately responsible, however, for determining the compensation of the Named Executive Officers, including the Chief Executive Officer or other principal executive officer.

Compensation Philosophy and Objectives

The Compensation Committee and the Board believe that the Company’s compensation programs for its executive officers should reflect the Company’s performance and the value created for its stockholders.  In addition, we believe the compensation programs should support the goals and values of the Company and should reward individual contributions to the Company’s success.  Specifically, the Company’s executive compensation program is intended to:

•	attract and retain the highest caliber executive officers;

•	drive achievement of business strategies and goals;

•	motivate performance in an entrepreneurial, incentive-driven culture;

•	closely align the interests of executive officers with the interests of the Company’s stockholders;

•	promote and maintain high ethical standards and business practices; and

•	reward results and the creation of stockholder value.

Factors Considered in Determining Compensation; Components of Compensation

The Compensation Committee makes executive compensation decisions on the basis of total compensation, rather than on individual components of compensation.  We attempt to create an integrated total compensation program structured to balance both short and long-term financial and strategic goals.  Our compensation should be competitive enough to attract and retain highly skilled individuals.  In this regard, we utilize a combination of between two to four of the following types of compensation to compensate our executive officers:

•	base salary, which typically increases by 10% each year during the term of their employment agreement (if applicable);

•	performance bonuses, which may be earned annually depending on the Company’s achievement of pre-established goals;

•	cash bonuses given at the discretion of the Board; and

•	equity compensation, consisting of restricted stock and/or stock options.

The Compensation Committee periodically reviews each executive officer’s base salary and makes appropriate recommendations to the Board. Salaries are based on the following factors:

•	the Company’s performance for the prior fiscal years and subjective evaluation of each executive’s contribution to that performance;

•	the performance of the particular executive in relation to established goals or strategic plans; and

•	competitive levels of compensation for executive positions based on information drawn from compensation surveys and other relevant information.

                Performance bonuses and equity compensation are awarded based upon the recommendation of the Compensation Committee.  Restricted stock is granted under the 2003 Stock Plan and is priced at 100% of the closing price of the Company’s common stock on the date of grant.  Incentive and/or non-qualified stock options are generally granted under the 2003 Stock Plan, as well, with the exercise price of such options set at 100% of the closing price of the Company’s common stock on the date of grant.  These grants are made with a view to linking executives’ compensation to the long-term financial success of the Company.

Use of Benchmarking and Compensation Peer Groups

The Compensation Committee did not utilize any benchmarking measure in fiscal 2011 and traditionally has not tied compensation directly to a specific profitability measurement, market value of the Company’s common stock or benchmark related to any established peer or industry group.  Salary increases are based on the terms of the Named Executive Officers’ employment agreements, if applicable, and correlated with the Board’s and the Compensation Committee’s assessment of each Named Executive Officer’s performance.  The Company also generally seeks to increase or decrease compensation, as appropriate, based upon changes in an executive officer’s functional responsibilities within the Company.  Historically, the Compensation Committee has not used outside consultants in determining the compensation of the Company’s Named Executive Officers, and no such consultants were engaged during fiscal 2011.

Other Compensation Policies and Considerations

The intention of the Company has been to compensate the Named Executive Officers in a manner that maximizes the Company’s ability to deduct such compensation expenses for federal income tax purposes.  However, the Compensation Committee has the discretion to provide compensation that is not “performance-based” under Section 162(m) of the Code it determines that such compensation is in the best interests of the Company and its stockholders.  For fiscal 2011, the Company deducted all compensation expenses paid to the Named Executive Officers.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)		Total ($)

Kevin A. Hall, President and	2011	230,638	-	-	2,581	40,868	(3)	274,087
Chief Executive Officer (2)	2010	195,393	12,192	-	-	5,975	(3)	213,560

Lawrence W. Tomsic,	2011	221,351	-	-	12,151	-		233,502
Chief Financial Officer (4)	2010	178,947	-	-	-	-		178,947

(1)
The amounts reflect the dollar amount recognized for financial statement reporting purposes in accordance with SFAS No. 123(R) (“SFAS 123(R)”).  These amounts reflect LiveDeal’s accounting expense for these awards, and do not correspond to the actual value that may be recognized by the Named Executive Officers.

(2)
Mr. Hall has served as President and Chief Executive Officer since March 24, 2011.  Mr. Hall was terminated as our President and Chief Executive Officer effective January 20, 2012.  He has also served as President and Chief Operating Officer of the Company since May 2010.  He has also served as the Company’s General Counsel since April 2009, and has previously served as the Company’s Vice President of Human Resources and Business Development.

(3)	Mr. Hall was reimbursed for his monthly rent and related living expenses for an amount not to exceed $3,500 per month.
(4)
Mr. Tomsic has served as Chief Financial Officer of the Company since January 2, 2010.  Prior to the effective date of his appointment, Mr. Tomsic also provided financial and accounting consulting services to the Company.

EMPLOYMENT AGREEMENTS

On March 24, 2011, Mr. Hall was appointed as our Chief Executive Officer.  In connection with his appointment, Mr. Hall entered into an employment agreement which provides for a two-year term of employment, which may be extended upon the parties’ mutual agreement, and an annual base salary of $225,000.  Mr. Hall will be entitled to receive an annual performance bonus in the event that the Company reaches certain performance measures as may be established by our Board or our Compensation Committee.

The employment agreement further provides that Mr. Hall is entitled to an option to purchase 13,487 shares of our common stock exercise price of $3.53 per share, which was equal to the closing price of our common stock on the date of grant.  The options were granted on March 24, 2011 and pursuant to our 2003 Stock Plan will vest according to the following schedule:  25% on March 24, 2012 (the first anniversary of the grant date) and 1/36 of the remainder each month beginning on April 24, 2012.  Notwithstanding the foregoing, all unvested shares will immediately vest and become exercisable upon a change in control.

If the Company terminates Mr. Hall’s employment during the first year of his term of employment without cause (as defined in the agreement) and certain other conditions are met (including that Mr. Hall provide a valid release of claims in favor of the Company), Mr. Hall will be entitled to receive a lump sum severance payment equal to his then current monthly salary for three months.  After March 24, 2012 but prior to the end of his term of employment, if the Company terminates Mr. Hall’s employment without cause, Mr. Hall will be entitled to a severance payment equal to his then current monthly salary for six months.  The employment agreement also provides that the Company will reimburse Mr. Hall for reasonable business expenses and allows him to participate in its regular benefit programs.

On May 20, 2011, in connection with our continued employment of Mr. Tomsic as its Chief Financial Officer, the Company entered into an employment agreement with Mr. Tomsic.  The employment agreement provides for a one-year term of employment, which may be extended upon the parties’ mutual agreement, and an annual base salary of $220,000.  Mr. Tomsic will be entitled to receive an annual performance bonus in the event that the Company reaches certain performance measures established by the Chief Executive Officer, the Board or our Compensation Committee.  Mr. Tomsic’s target bonus will be equal to $80,000.

Pursuant to the employment agreement, on May 20, 2011, Mr. Tomsic was granted an option to purchase 10,526 shares of our common stock at an exercise price of $3.77 per share, which was equal to the closing price of our common stock on the date of grant.  The options will vest and be exercisable according to the following schedule: 3,728 options vesting immediately and the remainder shall vest 1/31 at the end of each month thereafter over the next 31 months so long as Mr. Tomsic continues to provide services to our company. Notwithstanding the foregoing, all unvested shares shall become immediately vested and exercisable upon a change of control.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets forth information regarding outstanding equity awards for the Named Executive Officers as of September 30, 2011.

	Option Awards				Stock Awards
Name and Position	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Share or Units That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares or Units That Have Not Vested ($)

Kevin A. Hall, President and Chief Executive Officer	13,487	-	3.53	3/24/21	13,487	(2)	21,579	-	-

Lawrence W. Tomsic, Chief Financial Officer	10,526	-	3.77	5/20/21	5,921	(3)	9,474	-	-

(1)           Based on the closing price per share ($1.60) of the Company’s common stock, as reported on the NASDAQ Capital Market, on September 30, 2011.
(2)
The options were granted on March 24, 2011.  The options will vest and be exercisable according to the following schedule: one quarter (25%) on March 24, 2012, and the remainder shall vest 1/36 at the end of each month thereafter over the next 36 months so long as Mr. Hall continues to provide services to the Company.

(3)
The options were granted on May 20, 2011and 3,728 options became immediately exercisable. The remainder shall vest 1/31 at the end of each month thereafter over the next 31 months so long as Mr. Tomsic continues to provide services to the Company.

DIRECTOR COMPENSATION

Directors who are also employees of the Company do not receive any separate compensation in connection with their Board service.  For fiscal 2011, non-employee directors each received a $36,000 annual retainer, as discussed above.  Our lead director and committee chairpersons received an additional annual retainer of $10,000.  In the event that the Chairman of our Board is a non-employee director, we also pay such person an additional retainer.  We reimburse directors for reasonable expenses related to their Board service.

The following table summarizes compensation paid to each of our non-employee directors who served in such capacity during fiscal 2011.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)		Total ($)

Sheryle Bolton	38,334	(1)	7,666	(2)	46,000

Richard D. Butler, Jr.	38,334	(3)	7,666	(4)	46,000

Thomas J. Clarke, Jr.	38,334	(5)	7,666	(6)	46,000

Greg A. LeClaire	38,334	(7)	7,666	(8)	46,000

(1)	Includes $10,000 additional cash retainer paid in connection with service as lead director.
(2)
2,296 performance shares were granted to Ms. Bolton in lieu of paying $3,833 cash director fees for services provided during August 2011 and 2,396 performance shares were granted to Ms. Bolton in lieu of paying $3,833 cash director fees for services provided during September 2011.

(3)	Includes $10,000 additional cash retainer paid in connection with service as chairman of the Company’s Nominating and Governance Committee.
(4)
2,296 performance shares were granted to Mr. Butler in lieu of paying $3,833 cash director fees for services provided during August 2011 and 2,396 performance shares were granted to Mr. Butler in lieu of paying $3,833 cash director fees for services provided during September 2011.

(5)	Includes $10,000 additional cash retainer paid in connection with service as chairman of the Company’s Compensation Committee.
(6)
2,296 performance shares were granted to Mr. Clarke in lieu of paying $3,833 cash director fees for services provided during August 2011 and 2,396 performance shares were granted to Mr. Clarke in lieu of paying $3,833 cash director fees for services provided during September 2011.

(7)	Includes $10,000 additional cash retainer paid in connection with service as chairman of the Company’s Audit Committee.
(8)
2,296 performance shares were granted to Mr. LeClaire in lieu of paying $3,833 cash director fees for services provided during August 2011 and 2,396 performance shares were granted to Mr. LeClaire in lieu of paying $3,833 cash director fees for services provided during September 2011.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes securities available for issuance under LiveDeal’s equity compensation plans as of September 30, 2011:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders (1)	84,345	3.64	55,655

Equity compensation plans not approved by security holders	-	-	-

Total	84,345	3.64	55,655
_______________
(1)	Comprised of the LiveDeal, Inc. Amended and Restated 2003 Stock Plan.
(2)
This number represents the number of shares of restricted stock, and the number of shares underlying stock options, that have been granted to eligible participants under our Amended and Restated 2003 Stock Plan.  As of September 30, 2011, 58,990 shares of common stock were vested, 1,342 shares remained restricted, and 24,013 shares of common stock were issuable upon the exercise of stock options 4,605 of which were vested at such date).

(3)	Reflects the weighted-average exercise price of options outstanding as of September 30, 2011.

LiveDeal, Inc. Amended and Restated 2003 Stock Plan

During the fiscal year ended September 30, 2002, our stockholders approved the 2002 Employees, Officers & Directors Stock Option Plan (the “2002 Plan”), which was intended to replace our 1998 Stock Option Plan (the “1998 Plan”).  The 2002 Plan was never implemented, however, and no options, shares or any other securities were issued or granted under the 2002 Plan.  There were 30,000 shares of our common stock authorized for issuance under the 2002 Plan.  On June 30, 2003 and July 21, 2003, respectively, our Board and a majority of our stockholders terminated both the 1998 Plan and the 2002 Plan and approved our 2003 Stock Plan.  The 30,000 shares of common stock previously allocated to the 2002 Plan were re-allocated to the 2003 Stock Plan.

In April 2004, our stockholders and our Board approved an amendment to the 2003 Stock Plan to increase the aggregate number of shares available thereunder by 20,000 shares in order to have an adequate number of shares available for future grants.  At our 2007 Annual Meeting, our stockholders approved an amendment that increased the aggregate number of shares available for issuance under the 2003 Stock Plan to 80,000 shares.  At our 2008 Annual Meeting, our stockholders rejected an amendment that would have increased the number of shares available for issuance from 80,000 shares to 110,000 shares.  At our 2009 Annual Meeting, our stockholders approved an amendment that increased the aggregate number of shares available for issuance under the 2003 Stock Plan by 60,000 shares, to 140,000 shares in the aggregate.

The following Compensation Committee report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any Company filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent the intention to do so is expressed indicated.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee
Thomas J. Clarke, Jr.
Greg A. LeClaire

AUDIT COMMITTEE REPORT

The SEC rules require us to include in our Proxy Statement a report from the Audit Committee of our Board.  The following report concerns the Audit Committee’s activities regarding oversight of our financial reporting and auditing process and does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing that we make under the Securities Act of 1933 or the Exchange Act, except to the extent we specifically incorporate this report in such filings.

It is the duty of the Audit Committee to provide independent, objective oversight of our accounting functions and internal controls.  The Audit Committee acts under a written charter that sets forth the audit-related functions we are expected to perform.  Our functions are to:

•	serve as an independent and objective party to monitor LiveDeal, Inc.’s financial reporting process and system of internal control structure;

•	review and appraise the audit efforts of LiveDeal, Inc.’s independent registered public accounting firm; and

•	provide an open avenue of communication among the independent auditors, financial and senior management, and the Board.

We meet with management periodically to consider the adequacy of the Company’s internal controls and the objectivity of its financial reporting.  We discuss these matters with the Company’s independent auditors and with appropriate financial personnel.  We regularly meet privately with the independent auditors, who have unrestricted access to the Audit Committee.  We also recommend to the Board the appointment of the independent auditors and review periodically their performance and independence from management.  Toward that end, we have considered whether the non-audit related services provided by LiveDeal, Inc.’s independent auditors are compatible with their independence.  In addition, we review our financing plans and report recommendations to the full Board for approval and to authorize action.

Management of LiveDeal, Inc. has primary responsibility for the Company’s financial statements and the overall reporting process, including its system of internal control structure.  The independent auditors (a) audit the annual financial statements prepared by management, (b) express an opinion as to whether those financial statements fairly present LiveDeal, Inc.’s financial position, results of operations, and cash flows in conformity with generally accepted accounting principles, and (c) discuss with the Company any issues they believe should be raised.  Our responsibility is to monitor and review these processes.

It is not our duty or responsibility to conduct auditing or accounting reviews or procedures. We are not employees of LiveDeal, Inc. while serving on the Audit Committee. We are not and we may not represent ourselves to be or to serve as accountants or auditors by profession or experts in the fields of accounting and auditing. Therefore, we have relied, without independent verification; on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on LiveDeal, Inc.’s consolidated financial statements. Our oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent auditors do not assure that the Company’s consolidated financial statements are presented in accordance with accounting principles generally accepted in the United States of America, that the audit of the Company’s consolidated financial statements has been carried out in accordance with generally accepted auditing standards or that LiveDeal, Inc.’s independent accountants are, in fact, “independent.”

This year, we reviewed LiveDeal, Inc.’s audited consolidated financial statements and met with both management and Mayer Hoffman McCann P.C., LiveDeal, Inc.’s independent auditors, to discuss those consolidated financial statements.  Management has represented to us that the consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.  We have received from and discussed with Mayer Hoffman McCann P.C. the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).  These items relate to that firm’s independence from LiveDeal, Inc.  We also discussed with Mayer Hoffman McCann P.C. any matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).

In reliance on the reviews and discussions referred to above, we recommended to the Board that LiveDeal, Inc.’s audited consolidated financial statements should be included in LiveDeal, Inc.’s Annual Report on Form 10-K for the fiscal year ended September 30, 2011.

The Audit Committee
Greg A. LeClaire, Chairman
Richard D. Butler, Jr.
Dennis Gao

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of January 18, 2012 of (i) each Named Executive Officer and each director of our Company; (ii) all Named Executive Officers and directors of our Company as a group; and (iii) each person known to the Company to be the beneficial owner of more than five percent of our common stock.  We deem shares of our common stock that may be acquired by an individual or group within 60 days of January 18, 2012, pursuant to the exercise of options or warrants or conversion of convertible securities, to be outstanding for the purpose of computing the percentage ownership of such individual or group, but these shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.  Percentage of ownership is based on 2,342,901 shares of common stock outstanding on January 18, 2012.  The information as to beneficial ownership was either (i) furnished to us by or on behalf of the persons named or (ii) determined based on a review of the beneficial owners’ Schedules 13D/G and Section 16 filings with respect to our common stock.  Unless otherwise indicated, the business address of each person listed is 2490 East Sunset Road, Suite 100, Las Vegas, Nevada 89120.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class
Named Executive Officers and Directors:
Sheryle Bolton (1)	5,692	*
Richard D. Butler, Jr. (2)	5,692	*
Thomas J. Clarke, Jr. (3)	5,692	*
Kevin A. Hall (4)	-	-
Greg A. LeClaire (5)	5,692	*
Lawrence W. Tomsic	-	-
Jon Isaac(6)	403,225	17.2%
John Kocmur(7)	403,225	17.2%
Dennis Gao(8)	-	-
Tony Isaac(9)	-	-

All Named Executive Officers and directors as a group (10 persons)	829,218	35.4%

Other 5% Stockholders:
Kingston Diversified Holdings LLC(10) 535 Burleigh Private Ottawa, Ontario K1J 1J9	403,225	17.2%
Lausanne LLC(11) 9595 Wilshire Blvd, Suite 801 Beverly Hills, California 90210	201,612	8.6%
Augustus Gardini LLC (12) 233 Wilshire Blvd, Suite 830 Santa Monica, California 90401	201,612	8.6%

*Represents less than one percent of our issued and outstanding common stock.

(1)
Ms. Bolton was a director of the Company for fiscal year 2011.  In connection with her service as a director, Ms. Bolton was granted 1,000 shares of restricted common stock of the Company and such shares fully vested on October 1, 2011.  2,296 performance shares were granted to Ms. Bolton in lieu of paying $3,833 cash director fees for services provided during August 2011 and 2,396 performance shares were granted to Ms. Bolton in lieu of paying $3,833 cash director fees for services provided during September 2011.

(2)
Mr. Butler is a director of the Company.  2,296 performance shares were granted to Mr. Butler in lieu of paying $3,833 cash director fees for services provided during August 2011 and 2,396 performance shares were granted to Mr. Butler in lieu of paying $3,833 cash director fees for services provided during September 2011.

(3)
Mr. Clarke is a director of the Company.  2,296 performance shares were granted to Mr. Clarke in lieu of paying $3,833 cash director fees for services provided during August 2011 and 2,396 performance shares were granted to Mr. Clarke in lieu of paying $3,833 cash director fees for services provided during September 2011.

(4)
Mr. Hall has served as our President and Chief Executive Officer since March 24, 2011 and became a director of the Company in December 2011.  In January 2012, Mr. Hall was terminated as the Company’s President and Chief Executive Officer.  He has also served as the Company’s President and Chief Operating Officer since May 2010, as the Company’s General Counsel since April 2009, and has previously served as the Company’s Vice President of Human Resources and Business Development.

(5)
Mr. LeClaire is a director of the Company.  In connection with his service as a director, Mr. LeClaire was granted 1,000 shares of restricted common stock of the Company and such shares fully vested on May 22, 2011.  2,296 performance shares were granted to Mr. LeClaire in lieu of paying $3,833 cash director fees for services provided during August 2011 and 2,396 performance shares were granted to Mr. LeClaire in lieu of paying $3,833 cash director fees for services provided during September 2011.

(6)
Mr. Isaac became a director of the Company in December 2011and President and Chief Executive Officer of the Company in January 2012.  Jon Isaac and Isaac Capital Group LLC, a Delaware limited liability company Schedule 13D filing, dated January 12, 2012, reports beneficial ownership collectively of 403,225 shares of common stock, with sole voting and dispositive power.  Mr. Isaac obtained these shares pursuant to the Purchase Agreement.

(7)	Mr. Kocmur became a director of the Company in December 2011. Mr. Kocmur obtained these shares pursuant to the Purchase Agreement.
(8)	Mr. Gao became a director of the Company in January 2012.
(9)	Tony Isaac became a director of the Company in December 2011.
(10)
Kingston Diversified Holdings LLC obtained these shares pursuant to the Purchase Agreement.  Kingston Diversified Holdings LLC has  beneficial ownership collectively of 403,225 shares of common stock, with sole voting and dispositive power.

(11)	Lausanne LLC obtained these shares pursuant to the Purchase Agreement. Lausanne LLC has beneficial ownership collectively of 201,612 shares of common stock, with sole voting and dispositive power.
(12)
Augustus Gardini, L.P. obtained these shares pursuant to the Purchase Agreement. Augustus Gardini, L.P. has beneficial ownership collectively of 201,612 shares of common stock, with sole voting and dispositive power.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers, directors, and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC.

Based solely on our review of the copies of such forms filed with the SEC and on written representations that no other reports were required, all Section 16(a) filing requirements applicable to our directors, executive officers and our ten percent or greater stockholders were complied with during the fiscal year that ended September 30, 2011, with the exception of the following reports:

Name	Form	Transaction Date	Due Date	Actual Filing Date
Sheryle Bolton	4	9/1/2011	9/6/2011	10/12/2011
Richard Butler	4	9/1/2011	9/6/2011	10/12/2011
Thomas J. Clarke, Jr.	4	9/1/2011	9/6/2011	10/12/2011
Greg A. LeClaire	4	9/1/2011	9/6/2011	10/12/2011

RELATED PARTY TRANSACTIONS

In accordance with its charter, the Audit Committee of the Company’s Board reviews and recommends for approval all related party transactions (as such term is defined for purposes of Item 404 of Regulation S-K).  During fiscal 2011, the Company did not enter into or otherwise participate in any related party transactions requiring disclosure under Item 404 of Regulation S-K.

STOCKHOLDER NOMINATIONS AND OTHER PROPOSALS

To be considered for inclusion in our proxy materials relating to our 2013 Annual Meeting, stockholder nominations or other proposals must be received at our principal executive offices by October 13, 2012, which is 120 calendar days prior to the anniversary of the mailing date of the Company’s 2012 Proxy Statement.  All stockholder proposals must be in compliance with applicable laws and regulations, including the provisions of Rule 14a-8 of the Exchange Act, in order to be considered for possible inclusion in the proxy statement and form of proxy for the 2013 Annual Meeting.

Pursuant to Section 2.7 of the Company’s Amended and Restated Bylaws, any notice of a stockholder nomination or other proposal submitted outside of the process prescribed by Rule 14a-8 of the Exchange Act (i.e., proposals that are not to be included in the Company’s proxy statement and form of proxy) received after October 13, 2012 will be considered untimely.  To be in proper written form, a stockholder’s notice must set forth, as to each matter such stockholder proposes to bring before the annual meeting, (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Company that are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

OTHER MATTERS

As of the date of this Proxy Statement, our Board does not intend to present at the Annual Meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties.  If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

ELECTRONIC DELIVERY OF FUTURE ANNUAL MEETING MATERIALS

We are offering our stockholders the opportunity to consent to receive our future proxy materials and annual reports electronically by providing the appropriate information when voting via the Internet.  Electronic delivery could save us a significant portion of the costs associated with printing and mailing annual meeting materials, and we hope that our stockholders find this service convenient and useful.  If you consent and we elect to deliver future proxy materials and/or annual reports to you electronically, then we will send you a notice (either by electronic mail or regular mail) explaining how to access these materials but will not send you paper copies of these materials unless you request them.  We may also choose to send one or more items to you in paper form despite your consent to receive them electronically.  Your consent will be effective until you revoke it by terminating your registration at the website www.investordelivery.com if you hold shares at a brokerage firm or bank participating in the ADP program, or by contacting our transfer agent, Registrar and Transfer Company, if you hold shares in your own name.

By consenting to electronic delivery, you are stating to us that you currently have access to the Internet and expect to have access in the future.  If you do not have access to the Internet, or do not expect to have access in the future, please do not consent to electronic delivery because we may rely on your consent and not deliver paper copies of future annual meeting materials.  In addition, if you consent to electronic delivery, you will be responsible for your usual Internet charges (e.g., online fees) in connection with the electronic delivery of the proxy materials and annual report.

WHERE YOU CAN FIND MORE INFORMATION

The Company is subject to the informational requirements of the Exchange Act.  The Company files reports, proxy statements and other information with the SEC.  The public may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330.  The statements and forms we file with the SEC have been filed electronically and are available for viewing or copy on the SEC maintained Internet site that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC.  The Internet address for this site can be found at: www.sec.gov.

A copy of our Annual Report on Form 10-K for the fiscal year ended September 30, 2011 has been mailed to you with this Proxy Statement.  The Annual Report is not incorporated into this Proxy Statement and is not to be considered a part of these proxy soliciting materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.  The information contained in the “Audit Committee Report,” “Compensation Committee Report,” and “Performance Graph” shall not be deemed “filed” with the SEC or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.  We will provide upon written request, without charge to each stockholder of record as of the record date, a copy of our Annual Report on Form 10-K for the fiscal year ended September 30, 2011, as filed with the SEC.  Any exhibits listed in the Form 10-K report also will be furnished upon request at the actual expense incurred by us in furnishing such exhibits.  Any such requests should be directed to our Corporate Secretary at our principal executive offices at 2490 East Sunset Road, Suite 100, Las Vegas, Nevada 89120.

STOCKHOLDERS ARE URGED TO IMMEDIATELY MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY VIA FACSIMILE TO THE ATTENTION OF LARRY TOMSIC, CHIEF FINANCIAL OFFICER, AT (702) 939-0244 OR IN THE ENCLOSED POSTAGE-PAID ENVELOPE.  YOUR VOTE IS IMPORTANT.

LiveDeal, Inc.

Jon Isaac
President and Chief Executive Officer
January 27, 2012

APPENDIX A

SECOND AMENDMENT
TO THE
LIVEDEAL, INC.
AMENDED AND RESTATED 2003 STOCK PLAN

LiveDeal, Inc. (the “Company”) hereby amends the LiveDeal, Inc. Amended and Restated 2003 Stock Plan (the “Plan”), pursuant to Section 12.1 of the Plan, as follows:

1.           Section 5.1 of the Plan is hereby amended in its entirety to read as follows, which amendment shall be effective as of the date hereof, subject to approval by the Company’s stockholders:

5.1           NUMBER OF SHARES.  Subject to adjustment provided in Section 11.1, the aggregate number of shares of Stock reserved and available for grant under the Plan shall be 340,000.

2.           This Second Amendment shall amend only the provisions of the Plan as set forth herein, and those provisions not expressly amended hereby shall be considered in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Second Amendment to be executed by its duly authorized representative on this __ day of _________, 2012.

LiveDeal, Inc.

By:
Name:
Its:

2

REVOCABLE PROXY

LIVEDEAL, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
IN CONNECTION WITH THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON FEBRUARY 23, 2012

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held on February 23, 2012 and the Proxy Statement and appoints Jon Isaac and Lawrence W. Tomsic (or either of them), the proxy of the undersigned, with full power of substitution to vote all shares of common stock of LiveDeal, Inc. (the “Company”) that the undersigned is entitled to vote, either on his or her own behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held on Thursday, February 23, 2012 at 8:00 a.m. local time, at LiveDeal’s corporate offices, which are located at 2490 East Sunset Road, Suite 100, Las Vegas, Nevada 89120, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat.  The shares represented by this proxy shall be voted in the manner set forth on the reverse side.

Please be sure to sign and date this Proxy in the box below.

Date __________________________

Stockholder (sign above)	Co-holder (if any) (sign above)

PLEASE MARK VOTES AS IN THIS EXAMPLE:     ☑

PROPOSAL NO. 1 – ELECTION OF DIRECTORS
	For	Withhold
Richard D. Butler, Jr.	☐	☐
Thomas J. Clarke, Jr.	☐	☐
Dennis Gao	☐	☐
Jon Isaac	☐	☐
Tony Isaac	☐	☐
John Kocmur	☐	☐
Greg A. LeClaire	☐	☐

PROPOSAL NO. 2 – AMENDMENT TO AMENDED AND RESTATED 2003 STOCK PLAN

	For	Against	Abstain
To amend the LiveDeal, Inc. Amended and Restated 2003 Stock Plan to increase the number of shares available for issuance under the plan from 140,000 shares to 340,000 shares	☐	☐	☐

PROPOSAL NO. 3 – RATIFICATION OF AUDITORS
	For	Against	Abstain
To ratify the appointment of Kabani & Company, Inc. as LiveDeal’s independent registered public accounting firm for the fiscal year ending September 30, 2012	☐	☐	☐

OTHER MATTERS
	Yes	No
In his discretion, the Proxy is authorized to vote upon such other matters as may properly come before the meeting.	☐	☐

Please disregard the following if you have previously provided your consent decision:

☐ By checking the box to the left, I consent to future delivery of annual reports, proxy statements, prospectuses, other materials, and stockholder communications electronically via the Internet at a website that will be disclosed to me.  I understand that the Company may no longer distribute printed materials to me regarding any future stockholder meeting until such consent is revoked.  I understand that I may revoke my consent at any time by contacting the Company’s transfer agent, Registrar and Trust Company, 10 Commerce Drive, Cranford, New Jersey 07016, and that costs normally associated with electronic delivery, such as usage and telephone charges as well as any costs I may incur in printing documents, will be my responsibility.

IF YOU RETURN YOUR PROPERLY EXECUTED PROXY, WE WILL VOTE YOUR SHARES AS YOU DIRECT.  IF YOU DO NOT SPECIFY ON YOUR PROXY HOW YOU WANT TO VOTE YOUR SHARES, WE WILL VOTE THEM FOR PROPOSALS 1, 2, AND 4, AND IN THE DISCRETION OF THE PROXY ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF; HOWEVER, IN SUCH INSTANCE, NO VOTE WILL BE CAST ON PROPOSAL 3.

^ Detach above card, sign, date and mail in postage paid envelope provided. ^

LIVEDEAL, INC.

Please sign EXACTLY as your name appears hereon.  When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If more than one trustee, all should sign.  If shares are held jointly, both owners must sign.

THIS PROXY CARD IS VALID WHEN SIGNED AND DATED.
MAIL YOUR PROXY CARD TODAY.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.